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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of NUKO Information Systems, Inc. on Form S-3 (File No. 333-19205) of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 21, 1997, on our audit of the consolidated financial statements and financial statement schedule of NUKO Information Systems, Inc. as of December 31, 1996, and for the year then ended which report is included in this Annual Report on Form 10-K.


                                        /s/ COOPERS & LYBRAND L.L.P.
                                        -------------------------------
                                            Coopers & Lybrand L.L.P.


San Jose, California
April 2, 1997